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                                                   Airgas, Inc.
                                                   259 N. Radnor-Chester Road
                                                   Suite 100
                                                   Radnor, PA 19087-5283
                                                   www.airgas.com
AIRGAS                      NEWS RELEASE
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Exhibit 99.1
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Investor Contact:                                  Media Contact:
----------------                                   -------------
Melissa Nigro (610) 902-6206             James Ely (610) 902-6010
melissa.nigro@airgas.com                       jim.ely@airgas.com


For release:        IMMEDIATELY


         AIRGAS ANNOUNCES $150 MILLION NOTE OFFERING


RADNOR, PA - March 2, 2004  -- Airgas, Inc. (NYSE: ARG)

announced today its intent to commence an offering of

$150,000,000 of a new series of senior subordinated notes due

2014.  Net proceeds from the offering will be used to redeem in their entirety the $75 million in 7.14% medium term notes due this month and reduce the outstanding balance under

Airgas' existing revolving credit facility.


The notes are being sold in the United States to qualified

institutional buyers in reliance on Rule 144A, and outside the

United States in compliance with Regulation S, under the

Securities Act of 1933, as amended.  These notes have not been registered under the Securities Act of 1933, as amended, or

any state securities laws and may not be offered or sold in

the United States absent registration or an applicable

exemption from registration requirements.  This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the securities.

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ABOUT AIRGAS, INC.

Airgas, Inc. (NYSE: ARG) is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 800 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base.


FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about Airgas within the meaning of the Private
Securities Litigation Reform Act of 1995, including statements regarding Airgas' intent to sell senior subordinated notes; redeem a medium term note; and reduce borrowings under the revolving credit facility.
These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statements include Airgas' ability to sell the notes; general economic conditions; and other factors described in the Company's reports, including its Form 10-K dated March 31, 2003 and Forms 10-Q dated
June 30, 2003, September 30, 2003 and December 31, 2003, filed by the Company with the Securities and Exchange
Commission.

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